Exhibit 99.1

CARMIKE CINEMAS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On November 15, 2012, Carmike Cinemas, Inc. (“Carmike” or the “Company”) completed its acquisition of 16 entertainment complexes in seven U.S. states (the “Theatres”) pursuant to the terms of the Membership Interest Purchase Agreement (the “Purchase Agreement”) with Rave Reviews Cinemas, L.L.C. (“Rave”) and Rave Reviews Holdings, LLC (“Acquisition Sub”) dated September 28, 2012. Prior to consummation of the acquisition, Rave transferred to the Acquisition Sub the Theatres and certain related assets and certain assumed liabilities, including the leases, related to the Theatres. Carmike subsequently acquired all of the ownership interests of the Acquisition Sub (the “Acquisition”). In consideration for the Acquisition, Carmike paid $22.2 million in cash, including $3.2 million in working capital adjustments. In addition, the Company assumed approximately $110.2 million of capital leases and financing obligations. The purchase price was paid using cash on hand.

The following unaudited pro forma condensed combined statement of operations for the year ended December 31, 2012 is based on the historical financial statements of the Company, adjusted to give effect to the Acquisition, including the acquisition of all of the membership interests of the Acquisition Sub and substantially all of the assets of Rave. The Acquisition did not include four Rave theatres.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2012 gives pro forma effect to the Acquisition as if it had occurred on January 1, 2012.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2012 was derived from the Company’s audited consolidated statement of operation for the year ended December 31, 2012 and from Rave’s unaudited condensed combined financial statements prior to the date of the Acquisition.

The following unaudited pro forma condensed combined financial information is based on, and should be read in conjunction with:

•

The historical audited financial statements of the Company included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2012, and filed with the Securities and Exchange Commission (“SEC”) on March 14, 2013 and incorporated herein by reference;

•

The historical unaudited consolidated balance sheet of Rave as of September 27, 2012 and the consolidated statements of operations and members’ deficit and cash flows of Rave for the nine months ended September 27, 2012 and September 26, 2011, filed as Exhibit 99.3 to Carmike’s Current Report on Form 8-K/A filed on January 8, 2013 and incorporated herein by reference.

The unaudited pro forma condensed combined financial information has been prepared by the Company using the acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 805, Business Combinations. The acquisition accounting is dependent on certain valuation and other studies that have yet to progress to a stage where there is sufficient information for a definitive measurement. The assets and liabilities of Rave have been measured using assumptions that the Company believes are reasonable. Differences between these estimates and the final acquisition accounting could occur, and those differences could have a material impact on the accompanying pro forma condensed combined financial statements. Carmike intends to complete the necessary valuation required to finalize the acquisition accounting as soon as practicable, but in no event later than one year following completion of the Acquisition.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations in future periods or the financial position or results of operations that actually would have been realized had the Company and Rave been a combined company during the specified periods. It also does not reflect any cost savings, operating synergies or revenue enhancements that the Company may achieve with respect to the combined company.

CARMIKE CINEMAS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2012

	Carmike Historical	Rave Historical (period from January 1, 2012 to November 15, 2012)	Pro Forma Adjustments (Footnote 2)		Carmike Pro Forma Combined
	(In Thousands, Except Per Share Amounts)
Revenues:
Admissions	$343,091	$75,331	$(20,892	) a	$397,529
Concessions and other	196,233	39,610	(11,748	) a	224,095

Total operating revenues	539,324	114,941	(32,640)		621,625
Operating costs and expenses:
Film exhibition costs	186,016	41,176	(11,331	) a	215,862
Concession costs	23,239	5,073	(1,471	) a	26,841
Other theatre operating costs	211,746	36,894	(10,273	) a	238,367
General and administrative expenses	24,547	4,965	(5,845	) b,c	23,667
Severance agreement charges	473	—	—		473
Depreciation and amortization	33,370	8,638	(866	) d	41,142
Loss on sale of property and equipment	968	—	—		968
Impairment of long-lived assets	4,253	639	—		4,892

Total operating costs and expenses	484,612	97,384	(29,785)		552,210

Operating income	54,712	17,557	(2,855)		69,414
Interest expense	36,004	18,395	(5,724	) e	48,675
Other expense	4,961	44	—		5,005

Income (loss) from continuing operations before income tax and income from unconsolidated affiliates	13,747	(882)	2,869		15,735
Income tax expense (benefit)	(80,790)	—	853	f	(79,937)
Income from unconsolidated affiliates	1,204	—	—		1,204

Income (loss) from continuing operations	$95,741	$(882)	$2,017		$96,876

Weighted average shares outstanding:
Basic	15,761				15,761
Diluted	16,086				16,086
Net income per common share (Basic and Diluted):

Net income per common share	$6.07				$6.15

The accompanying notes are an integral part of these financial statements.

CARMIKE CINEMAS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Basis of Presentation

The historical financial information is derived from the historical consolidated financial statements of Carmike and the historical consolidated financial statements of Rave. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2012 has been prepared as if the Acquisition had occurred on January 1, 2012 and combine the historical results for Carmike and Rave for the year ended December 31, 2012.

The unaudited pro forma condensed combined financial information has been prepared by the Company using the acquisition method of accounting in accordance with ASC Topic 805, Business Combinations.

2.	Pro Forma Adjustments

The pro forma financial information does not give effect to any synergies that may be realized as a result of the Acquisition. The unaudited pro forma condensed combined statement of operations reflects the effect of the following pro forma adjustments (dollar amounts in Thousands):

(a)	Adjustment to reflect corporate revenues and expenses associated with the four Rave theatres not acquired.

(b)	Adjustment to reflect the elimination of Rave’s corporate general and administrative expenses as the Acquisition only included the assets, employees and operations of the 16 acquired theatres and none of Rave’s corporate assets or management personnel or functions. The Company does not expect to incur any incremental future operating costs of significance to incorporate these theatres into its circuit.

(c)	Adjustment to reflect the elimination of $880 of acquisition-related expenses incurred by Carmike during the year ended December 31, 2012. The Company has removed these expenses from the unaudited pro forma combined condensed statement of income for the year ended December 31, 2012 on the basis that they are non-recurring.

(d)	Adjustment to reflect depreciation expense for the adjusted asset base and depreciable lives as determined per the fair value assessment. Depreciable lives range from three to twenty years.

(e)	Adjustment to reflect the elimination of interest expense of $240 for the year ended December 31, 2012 related to Rave debt settled in conjunction with the Acquisition. Also, the adjustment to reflect the reduction of interest expense of $5,484 for the year ended December 31, 2012 as a result of fair value accounting for assumed capital leases and financing obligations.

(f)	Adjustment to reflect the tax expense that would have been incurred with respect to the Rave theatres. Pro forma tax expense was calculated using a rate of 42.9%.